   As filed with the Securities and Exchange Commission on August 17, 2000
                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)


                  MARYLAND                               52-1176514
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
       Incorporation or organization)

           1111 SOUTH PACA STREET
            BALTIMORE, MARYLAND                          21230-2591
  (Address of principal executive offices)               (Zip Code)

       CHESAPEAKE BIOLOGICAL LABORATORIES, INC. FIFTH STOCK INCENTIVE PLAN
                STOCK OPTION AGREEMENT GRANTED TO THOMAS P. RICE
                 STOCK OPTION AGREEMENT GRANTED TO JOHN T. BOTEK
                              (Full title of plan)

        (Name, address and telephone
        number of agent for service)                     (Copy to:)
               THOMAS P. RICE                 RICHARD C. TILGHMAN, JR., ESQUIRE
   PRESIDENT AND CHIEF EXECUTIVE OFFICER      PIPER MARBURY RUDNICK & WOLFE LLP
  CHESAPEAKE BIOLOGICAL LABORATORIES, INC.            6225 SMITH AVENUE
           1111 SOUTH PACA STREET              BALTIMORE, MARYLAND 21209-3600
       BALTIMORE, MARYLAND 21230-2591                  (410) 580-3000
               (410) 843-5000

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED           PROPOSED
                                            AMOUNT             MAXIMUM            MAXIMUM            AMOUNT OF
                                             TO BE             OFFERING          AGGREGATE         REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED    REGISTERED (1)      PRICE PER UNIT     OFFERING PRICE           FEE
--------------------------------------------------------------------------------------------------------------------
Class  A  Common  Stock,   $0.01  par
value per share (2)                         750,000             $4.00 (3)       $3,000,000 (3)      $792.00 (3)
--------------------------------------------------------------------------------------------------------------------
Class  A  Common  Stock,   $0.01  par
value per share (4)                         200,000             $1.00             $200,000          $ 53.00 (6)
--------------------------------------------------------------------------------------------------------------------
Class  A  Common  Stock,   $0.01  par
value per share (5)                         125,000             $1.00             $125,000          $ 33.00 (6)
--------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Shares of Class A Common Stock that may be offered or issued under the Chesapeake Biological Laboratories, Inc. Fifth Stock Incentive Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Chesapeake Biological Laboratories, Inc. Class A Common Stock reported on the NASDAQ National Market on August 15, 2000.

(4) Shares of Class A Common Stock that may be issued under the options granted to Thomas P. Rice.

(5) Shares of Class A Common Stock that may be issued under the options granted to John T. Botek.

(6) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the exercise prices of the outstanding options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company (the "Charter") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Charter provides that the Company shall, to the full extent permitted by Maryland law, indemnify its directors and officers, including the advance of related expenses. The Charter also authorizes it, upon authorization of the Board of Directors, to indemnify other employees and/or agents of the Company to the same extent as directors and officers of the Company. The Company's bylaws (the "Bylaws") provide that, on the terms, to the extent, and subject to the conditions prescribed by statute and by rule and regulations, not inconsistent with statute, imposed by the Board of Directors in its discretion in general or particular cases or classes of cases, the Company shall indemnify any person who was or is a party, or is threatened to be made a party, to the threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against expenses including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or any appeal therein. The Bylaws also provide that the Company may pay, in advance of the final disposition of the action, suit or proceeding, expenses incurred by the person which may be indemnifiable as provided therein.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of this service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                    DESCRIPTION


4.1 Articles of Amendment and Restatement of the Charter of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-2, (File No.
                    333-25903, dated April 25, 1997)) and Articles Supplementary to the Articles of Amendment and Restatement of the Charter
                    (incorporated by reference to Exhibit 3.2 to the Company's
                    Registration Statement on Form S-3, (File No. 333-86819, dated September 9, 1999))

4.2 Amended and Restated By-Laws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for fiscal quarter ended September 30, 1994)

4.3                 Chesapeake Biological Laboratories, Inc. Fifth Stock
                    Incentive Plan (incorporated by reference to Exhibit 99-1 to the Company's Definitive Proxy Statement (File No.
                    001-12748, filed September 9, 1999))

4.4 Stock Option Agreement granted to Thomas P. Rice (filed herewith)

4.5 Stock Option Agreement granted to John T. Botek (filed herewith)

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Class A Common Stock being registered for issuance under the Plan

23.1                Consent of Counsel (contained in Exhibit 5.1)

23.2                Consent of Independent Public Accountants

24.1                Power of Attorney of Directors and Officers

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any  prospectus  required by Section
                  10(a)(3) of the  Securities  Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 17th day of August, 2000.

                         CHESAPEAKE BIOLOGICAL LABORATORIES, INC.



                         By:  /s/ Thomas P. Rice
                              -------------------------------------------------
                              Thomas P. Rice
                              President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                     Title                                        Date
---------                                                     -----                                        ----
/s/ Thomas P. Rice                            President and Chief Executive Officer                    August 17, 2000
---------------------------------                 (Principal Executive Officer)
Thomas P. Rice

/s/ John T. Janssen
---------------------------------             Chief Financial Officer and Treasurer                    August 17, 2000
John T. Janssen                            (Principal Financial and Accounting Officer)

         A majority of the Board of Directors (Thomas P. Rice, Narlin B. Beaty, Ph.D., Harvey L. Miller, Regis F. Burke and Elliot F. Hahn, Ph.D.).

Date:   August 17, 2000                  By:  /s/ Thomas P. Rice
                                              ----------------------------------
                                              Thomas P. Rice, For Himself and as
                                              Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
------              -----------


4.1 Articles of Amendment and Restatement of the Charter of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-2, (File No.
                    333-25903, dated April 25, 1997)) and Articles Supplementary to the Articles of Amendment and Restatement of the Charter
                    (incorporated by reference to Exhibit 3.2 to the Company's
                    Registration Statement on Form S-3, (File No. 333-86819, dated September 9, 1999))

4.2 Amended and Restated By-Laws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for fiscal quarter ended September 30, 1994)

4.3                 Chesapeake Biological Laboratories, Inc. Fifth Stock
                    Incentive Plan (incorporated by reference to Exhibit 99-1 to the Company's Definitive Proxy Statement (File No.
                    001-12748, filed September 9, 1999))

4.4 Stock Option Agreement granted to Thomas P. Rice (filed herewith)

4.5 Stock Option Agreement granted to John T. Botek (filed herewith)

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Class A Common Stock being registered for issuance under the Plan

23.1                Consent of Counsel (contained in Exhibit 5.1)

23.2                Consent of Independent Public Accountants

24.1                Power of Attorney of Directors and Officers